                                                                    Exhibit 12.1

    Coso Finance Partners and Coso Finance Partners II (Navy I Partnership)
                      Ratio of Earnings to Fixed Charges
Ratio of EBITDA before cumulative effect of accounting change to Fixed Charges
      Ratio of EBITDA before cumulative effect of accounting change less
                     Capital Expenditures to Fixed Charges
                            (dollars in thousands)


                                                              Year Ended December 31,
                                                    --------------------------------------------
                                                       1994     1995     1996     1997     1998
Net income                                           $54,517  $61,455  $76,477  $62,159  $16,588
Cumulative effect of accounting change                  -        -        -        -         923
                                                    -------- -------- -------- -------- --------
     Income before cumulative effect of
      accounting change                               54,517   61,455   76,477   62,159   17,511
Fixed charges                                         12,991   11,356    8,868    6,260    4,333
                                                    -------- -------- -------- -------- --------
     Earnings plus fixed charges                     $67,508  $72,811  $85,345  $68,419  $21,844
                                                    ======== ======== ======== ======== ========

Fixed charges (Interest expense which
     includes amortization of debt issuance cost)    $12,991  $11,356   $8,868   $6,260   $4,333
                                                    ======== ======== ======== ======== ========

Ratio of earnings to fixed charges                       5.2x     6.4x     9.6x    10.9x     5.0x
                                                    ======== ======== ======== ======== ========


Net income                                           $54,517  $61,455  $76,477  $62,159  $16,588
Interest expense                                      12,991   11,356    8,868    6,260    4,333
Depreciation and amortization                         12,109   12,770   13,325   12,814   11,772
Cumulative effect of accounting change                  -        -        -        -         923
                                                    -------- -------- -------- -------- --------
     EBITDA before cumulative effect of
      accounting change                              $79,617  $85,581  $98,670  $81,233  $33,616
                                                    ======== ======== ======== ======== ========

EBITDA before cumulative effect of
   accounting change                                 $79,617  $85,581  $98,670  $81,233  $33,616
Capital expenditures                                  14,417    6,965    2,294    4,589    6,683
                                                    -------- -------- -------- -------- --------
     EBITDA before cumulative effect of
      accounting change less capital
      expenditures                                   $65,200  $78,616  $96,376  $76,644  $26,933
                                                    ======== ======== ======== ======== ========

Ratio of EBITDA before cumulative effect of
   accounting change to fixed charges                    6.1x     7.5x    11.1x    13.0x     7.8x
                                                    ======== ======== ======== ======== ========
Ratio of EBITDA before cumulative effect of
   accounting change less capital expenditures
   to fixed charges                                      5.0x     6.9x    10.9x    12.2x     6.2x
                                                    ======== ======== ======== ======== ========

                                                                      Three Months Ended March 31, 1999
                                                                      ----------------------------------
                                                                     Two Months    One Month
                                                    Three Months        Ended        Ended
                                                        Ended        February 28,   March 31,
                                                    March 31, 1998      1999          1999     Total

Net income                                             $2,395          $3,017        $1,141   $4,158
Cumulative effect of accounting change                    -               -             -        -
                                                     --------        --------       -------   ------
     Income before cumulative effect of
      accounting change                                 2,395           3,017         1,141    4,158
Fixed charges                                           1,124             663         1,630    2,293
                                                     --------        --------       -------   ------
     Earnings plus Fixed charges                       $3,519          $3,680        $2,771   $6,451
                                                     ========        ========       =======   ======

Fixed charges (Interest expense which
     includes amortization of debt issuance cost)      $1,124          $  663        $1,630   $2,293
                                                     ========        ========       =======   ======

Ratio of earnings to fixed charges                        3.1x            5.6x          1.7x     2.8x
                                                     ========        ========       =======   ======


Net income                                             $2,395          $3,017        $1,141   $4,158
Interest expense                                        1,124             663         1,630    2,293
Depreciation and amortization                           2,957           1,604           783    2,387
Cumulative effect of accounting change                    -               -             -        -
                                                     ----------------------------------------------------
     EBITDA before cumulative effect of
      accounting change                                $6,476          $5,284        $3,554   $8,838
                                                     ========        ========       =======   ======

EBITDA before cumulative effect of accounting
  change                                               $6,476          $5,284        $3,554   $8,838
Capital expenditures                                       24             538           271      809
                                                     ----------------------------------------------------
     EBITDA before cumulative effect of accounting
       change less capital expenditures                $6,452          $4,746        $3,283   $8,029
                                                     ========        ========       =======   ======

Ratio of EBITDA before cumulative effect of
   accounting change to fixed charges                     5.8x            8.0x          2.2x     3.9x
                                                     ========        ========       =======   ======
Ratio of EBITDA before cumulative effect of
   accounting change less capital expenditures
   to fixed charges                                       5.7x            7.2x          2.0x     3.5x
                                                     ========        ========       =======   ======
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